OCTOBER 17, 1990



INCORPORATED UNDER THE LAWS OF THE STATE OF CALIFORNIA

NUMBER 142

SHARES

FIRST ULB CORP.

This Certifies that ________________________________ is the registered holder of ________________________________ Shares of the above named Corporation transferable only on the books of the Corporation by the holder hereof in person or by Attorney upon surrender of this Certificate properly endorsed.

In Witness Whereof, the said Corporation has caused this Certificate to be signed by its duly authorized officers and its Corporate Seal to be hereunto affixed this __________ day of __________ A.D. ______

____
SECRETARY

____
PRESIDENT